UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 31, 2021

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 300

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	EXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

On November 1, 2021, Extra Space Storage LP (the “Operating Partnership”) of Extra Space Storage Inc. (the “Company”) issued a total of 71,644 common OP units (“OP Units”) in connection with the acquisition of two stores. The OP Units were valued at a total of $13.0 million.

On December 31, 2021, the Operating Partnership issued a total of 826,159 OP Units and 3,522,937 Series D preferred units (the “Series D Units”) in connection with the acquisition of ten stores. The OP Units were valued at a total of $175.3 million and the Series D Units were valued at a total of $88.1 million.

The terms of the OP Units and the Series D Units are governed by the Operating Partnership’s Fourth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”). The OP Units will be redeemable, at the option of the holders following the expiration of a lock-up period of at least one year from the date of issuance. The redemption obligation may be satisfied, at the Company’s option, in cash or shares of the Company’s common stock (“Common Stock”). If the Company chooses to satisfy its redemption obligations with respect to the OP Units in Common Stock, each OP Unit would receive one share of Common Stock, subject to adjustment pursuant to the Partnership Agreement. The Series D Units will be redeemable at the option of the holders on the first anniversary of the date of issuance, which redemption obligations may be satisfied, at the Company’s option, in cash or Common Stock. If the Company chooses to satisfy its redemption obligations with respect to the Series D Units in Common Stock, each Series D Unit would receive a number of shares of Common Stock equal to $25.00 divided by the value of the Common Stock, calculated pursuant to the Partnership Agreement.

The OP Units and the Series D Units described above were issued in private placements in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: January 6, 2022	By	/s/ Gwyn McNeal
	Name:	Gwyn McNeal
	Title:	Executive Vice President and Chief Legal Officer